UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

>Washington, D.C.  20549

Date of Report (Date of Earliest Event Reported):  May 13, 2008

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

LUCAS ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1311	98-0417780
(State of Incorporation)	(Primary Standard Industrial Code No.)	(IRS Employer Identification No.)

3000 Richmond Avenue, Suite 400

Houston, TX 77040

(713) 528 - 1881

(Address and telephone number of principal executive offices)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The Company obtained the services of Forrest A. Garb & Associates, Inc. (FGA), an independent team of geologists and petroleum engineers, to estimate the reserves and future net revenue, as of March 31, 2008, attributable to interests owned by the Company in certain oil and gas properties located in Gonzales, Karnes, Wilson, and Atascosa Counties, Texas.

FGA prepared its findings using the guidelines of the Securities and Exchange Commission (SEC), which specify a 10 percent discount factor and constant prices and costs. The following table summarizes the estimated reserves and revenue as of March 31, 2008.

	Estimated Net Reserves[1]		Estimated Future Net Revenue (M$)[2]
Oil and
Proved Reserve	Condensate	Gas	Discounted at
Category	(MBb1)[3]	(MMcf)[4]	Undiscounted	10% Per Year[5]
Developed
Producing	496.02	96.01	42,482.73	30,028.77
Non-producing	71.32	0.00	5,762.92	4,268.53
Undeveloped	1,147.66	0.00	88,355.16	50,846.08
P & A	82.23	0.00	6,927.06	4,992.15
Total Proved[6]	1,797.23	96.01	143,527.88	90,135.53

I The definitions for all reserves incorporated in this study have been set forth in this report.

2 M$ = thousands of dollars.

3 MBbl = thousands of barrels.

4 MMcf = millions of cubic feet.

5The discounted future net revenue is not represented to be the fair market value of these reserves.

6 The reserves and revenues in the summary table were estimated using the PHDWin economics program. Due to the rounding procedures used in this program. there may be slight differences in the calculated and summed values.

Item 9.01 Financial Statements and Exhibits

           (A)    The required financial information is not included in this report.

           (D)   The following exhibits are filled herewith:

                        Exhibit No.                                                                                             Description

                                    99.1                                                            Engineering report of May 13, 2008 by Forrest A. Garb & Associates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            LUCAS ENERGY, INC.

                                                            By:  /s/ James Cerna, Jr.

                                                                    -------------------------------------------------------

                                                                    James Cerna, Jr.

                                                                    President and Chief Executive Officer

Date: May 25, 2008